SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: October 5, 2004


                         Embryo Development Corporation
             (Exact name of registrant as specified in its charter)

Delaware                               0-27028                   13-3832099
(State or other jurisdiction  (Commission File Number)       (IRS Employer
of incorporation)                                             Identification
                                                                 Number)

         305 Madison Avenue, New York, NY                         10165
    Address of principal executive offices                      (Zip Code)

Registrant's telephone number including area code             (212) 808-0607

              ____________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange
     Act (17 CFR 240.13e-4c)

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Item 3.02.      Unregistered Sales of Equity Securities

     As previously disclosed, the transaction contemplated and described in a Share Exchange Agreement, as amended, initially dated April 10, 2004 (the "YBR Agreement"), by and the among the Company, Yellow Brick Road Ventures LLC ("YBR") and Music Asset Corp. ("MAC") has not been completed as anticipated financing was not delivered and the parties have cooperated in unwinding steps taken toward the completion of the transaction. In connection with the termination, Company redelivered to YBR all shares of the common stock of MAC and issued shares of Series B Preferred Stock ("Preferred Stock") representing on conversion 4,250,000 shares of the Common Stock of the Company. Advisers to the Company in connection with the transaction reduced the number of shares to be issued to them and the Company issued shares of Series B Preferred Stock ("Preferred Stock") representing on conversion 500,000 shares of the Common Stock of the Company to each of three advisers respectively (aggregating a total of 1,500,000 shares of Common Stock). The value of the shares of common stock so issued ($172,000) was charged to operations and reflected in the 10K of the Company issued for the year ending April 30, 2004.

     On September 29, 2004, Registrant entered into a Note Purchase Agreement with Embryo Partners LLC (the "Agreement"). Pursuant to the Agreement the investor purchased from the Registrant $200,000 of its one year 8% convertible promissory notes ("Notes"). The Notes are convertible into 20,000,000 shares of the common stock of Registrant at $0.01 per share, subject to adjustment.

     The Notes were offered and sold only to an "accredited investor" as that term is defined within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. The offering was made in reliance upon the exemptions from the registration provisions of the Securities Act of 1933, as amended (the "Act"), and the regulations thereunder afforded by Section 4 (2) of the Act and Rule 506 thereunder.

     Registrant has agreed to pay commissions of up to 10% of the amount of securities sold by registered broker-dealers.

     As required by the Agreement, two creditors of the Company were required to reduce the obligations of Company to them by applying a portion of the Company's obligation to them to the purchase of Common Stock of the Company at the same rate as the investor under the Agreement. Matthew Harriton, Executive Officer applied the sum of $52,500 out of the amounts due him by the Company and on September 30, 2004 agreed to accept 5,250,000 shares of the Company's common stock in full payment of this obligation. Santo Petrocelli, a note holder of the Company in the amount of $30,000, agreed to accept 1,000,000 shares of the Company's common stock in payment of $10,000 of the $30,000 obligation, leaving the sum of $20,000 still due to the note holder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registration has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

                                         EMBRYO DEVELOPMENT CORPORATION


                                         By:  /s/ Matthew Harriton
                                              Matthew Harriton
                                              Chief Executive Officer

Dated October 5, 2004